UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2007
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 27, 2007, Encore Energy Partners Operating LLC (“OLLC”), a wholly owned subsidiary of Encore Energy Partners LP (the “Partnership”), entered into a Purchase and Investment Agreement (the “Purchase Agreement”) with Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of Encore Acquisition Company (“EAC”). The Purchase Agreement provides for the acquisition by OLLC of certain oil and natural gas producing properties and related assets in the Permian and Williston Basins from Encore Operating. The transaction, which is subject to customary closing conditions and adjustments, is expected to close in January 2008.
     The consideration for the acquisition will consist of $125,000,000 in cash and 6,884,776 common units representing limited partner interests in the Partnership. In order to fund the cash portion of the purchase price, OLLC will borrow under its existing revolving credit facility.
     The Board of Directors of the Partnership’s general partner approved the transaction based on a recommendation from its Conflicts Committee, which consists entirely of independent directors.
     The foregoing summary is qualified in is entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.
     Each of the parties to the Purchase Agreement is a direct or indirect subsidiary of EAC. As a result, certain officers of EAC serve as officers and/or directors of more than one of such entities. After the transaction, EAC and its affiliates, including Encore Operating, will own approximately 20.92 million of the Partnership’s outstanding common units, or approximately 67 percent. EAC, through its indirect ownership of the Partnership’s general partner, also holds 504,851 general partner units in the Partnership.
Item 3.02 Unregistered Sale of Equity Securities.
     The description in Item 1.01 above of the expected issuance by the Partnership of common units to Encore Operating in connection with the consummation of the transactions contemplated by the Purchase Agreement are incorporated herein by reference. The foregoing transactions are expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof.
Item 7.01 Regulation FD Disclosure.
     A copy of the press release announcing the proposed acquisition by OLLC from Encore Operating is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Purchase and Investment Agreement dated December 27, 2007 among Encore Energy Partners LP, Encore Energy Partners Operating LLC and Encore Operating, L.P.
The exhibit listed below is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K:
99.1	Press Release dated December 28, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: January 3, 2008	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer